Exhibit 16.1

April 10, 2006

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street NE

Washington, DC 20549

Re:	Global Imaging Systems 401(k) Retirement Plan
File No. 000-24373

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Global Imaging Systems 401 (k) Retirement Plan dated April 5, 2006 and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP